SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2008

TRAILER BRIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
10405 New Berlin Road East
Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code:	(904) 751-7100

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e): On October 21, 2008, the Company and John D. McCown, Jr., the Chairman of the Board and Chief Executive Officer of the Company, entered into an Amended and Restated Employment Agreement, which amends and restates the employment agreement dated August 5, 2004 between the Company and Mr. McCown. The Amended and Restated Employment Agreement was revised: (i) to provide for Mr. McCown to receive twenty-four months of his monthly based salary and continued participation in the Company’s health plan as an active employee for up to two years in the event he is terminated by the Company without cause (provided that Mr. McCown provides certain post-termination transition consulting services to the Company) and (ii) to revise the length of the agreement not to compete to twelve months following a termination of employment.

        In addition, the Amended and Restated Employment Agreement was modified to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations or other guidance promulgated thereunder.

        The Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	Amended and Restated Employment Agreement between John D. McCown, Jr. and Trailer Bridge, Inc. dated as of October 21, 2008.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.
Date: October 22, 2008	By: /s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Executive Vice President and
General Counsel

EXHIBIT INDEX

No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement between John D. McCown, Jr. and Trailer Bridge, Inc. dated as of October 21, 2008.

4